Exhibit F

                              TROUTMAN SANDERS LLP
                     600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia 30308-2216
                                 (404) 885-3000




                                 August 18, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      The Southern Company
                  File No. 70-9335

Ladies and Gentlemen:

         We are familiar with the statement on Form U-1, as amended, filed by The Southern Company ("Southern") in the above-referenced proceeding. The transactions proposed therein include the authority for Southern to issue and sell Stock Purchase Units including Stock Purchase Contracts (each as defined therein).

         We are of the opinion that Southern is a validly organized and duly existing corporation under the laws of the State of Delaware and that, upon the adoption of appropriate resolutions by the board of directors of Southern (or a duly authorized committee thereof), upon the issuance of your order or orders in this matter permitting such statement on Form U-1 to become effective with respect to the issuance and sale of the Stock Purchase Units, upon compliance with the relevant provisions of the Securities Act of 1933, as amended, and in the event that the proposed transactions are consummated in accordance with the terms of such statement on Form U-1 and your order or orders:

         (a) all state laws applicable to the proposed issuance and sale by Southern of the Stock Purchase Contracts will have been complied with;

         (b) the Stock Purchase Contracts included in the Stock Purchase Units will be valid and binding obligations of Southern in accordance with their terms; and

         (c) the consummation of such proposed transactions by Southern will not violate the legal rights of the holders of any securities issued by Southern or any associate company thereof.



         We hereby consent to the use of this opinion as an exhibit to the above-mentioned statement on Form U-1.

                                Very truly yours,

                             /s/Troutman Sanders LLP

                              TROUTMAN SANDERS LLP